UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

TON Strategy Company

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2300 W. Sahara Avenue, Suite 800
Las Vegas, Nevada	89102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 250-2300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TONX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2026, TON Strategy Company (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved (i) the adoption of the TON Strategy Company 2026 Equity Incentive Plan (the “2026 Plan”) and (ii) an amendment to the Company’s 2019 Stock and Incentive Compensation Plan (the “2019 Plan”) to increase the number of shares of the Company’s common stock available for issuance under the 2019 Plan by 3,000,000 shares. Summaries of the material terms of the 2026 Plan and the amendment to the 2019 Plan are set forth in “Proposal 4 — Approve the Adoption of the TON Strategy Company 2026 Equity Incentive Plan” and “Proposal 5 — Approve an Amendment to the Company’s 2019 Stock and Incentive Compensation Plan to Increase the Number of Shares Available for Issuance,” respectively, in the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”), which summaries are incorporated herein by reference.

The foregoing descriptions of the 2026 Plan and the amendment to the 2019 Plan are not complete and are subject to, and qualified in their entirety by reference to, the full text of the 2026 Plan and the amendment to the 2019 Plan, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, a total of 42,348,214 shares of the Company’s common stock, representing approximately 74.91% in voting power as of the April 15, 2026 record date, were present in person, or by remote communication, or represented by proxy. Each share of common stock is entitled to one vote. Set forth below are the matters acted upon at the Annual Meeting and the final voting results on each matter, each of which were described in the Proxy Statement.

Proposal One: Election of Directors

The Company’s stockholders elected Nicolas Cary, Tucker Highfield, Evan Sohn, Manuel Stotz and Kevin Wilson as members of the Company’s board of directors to serve until the Company’s annual meeting of stockholders to be held in 2027 and until their respective successors are duly elected and qualified. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Nicolas Cary	23,100,273	12,367,500	6,880,441
Tucker Highfield	25,615,246	9,852,527	6,880,441
Evan Sohn	22,653,394	12,814,379	6,880,441
Manuel Stotz	33,406,927	2,060,846	6,880,441
Kevin Wilson	23,101,588	12,366,185	6,880,441

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
40,485,078	162,239	1,700,897	—

Proposal Three: Approval, on an Advisory, Non-Binding Basis, of the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
21,816,982	13,136,814	513,977	6,880,441

Proposal Four: Approval of the Adoption of the TON Strategy Company 2026 Equity Incentive Plan

The Company’s stockholders approved the adoption of the TON Strategy Company 2026 Equity Incentive Plan. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
30,240,693	5,164,176	62,904	6,880,441

Proposal Five: Approval of an Amendment to the Company’s 2019 Stock and Incentive Compensation Plan

The Company’s stockholders approved the amendment to the Company’s 2019 Stock and Incentive Compensation Plan to increase the number of shares available for issuance. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
30,706,948	3,159,062	1,601,763	6,880,441

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	TON Strategy Company 2026 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A (File No. 001-38834) filed with the SEC on April 30, 2026).

10.2	Amendment to 2019 Stock and Incentive Compensation Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TON STRATEGY COMPANY

Date: June 12, 2026	By:	/s/ Sarah Olsen
	Name:	Sarah Olsen
	Title:	Chief Financial Officer